UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2025

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1601 Utica Avenue South, Suite 900 St. Louis Park, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
9.375% Senior Notes Due 2030	TWOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2025, Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Two Harbors, UWM Holdings Corporation, a Delaware corporation (“UWM”), and UWM Acquisitions 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of UWM (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein and in accordance with the provisions of the Delaware Limited Liability Company Act and the Maryland General Corporation Law, Two Harbors will merge with and into Merger Sub (the “Merger”) with Merger Sub surviving the Merger and continuing as a wholly owned subsidiary of UWM.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Two Harbors common stock, par value $0.01 per share (the “Two Harbors Common Stock”), will be converted into the right to receive 2.3328 shares (the “Exchange Ratio”) of newly issued UWM Class A common stock, par value $0.0001 per share (the “UWM Common Stock”), and cash payable in lieu of fractional shares (collectively, the “Common Merger Consideration”), without interest and subject to any applicable withholding taxes, which represents an equity value of $1.3 billion.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (A) each outstanding share of Two Harbors 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, will be automatically converted into the right to receive one share of UWM Series A Preferred Stock, par value $0.0001 per share (the “UWM Preferred Series A Stock”); (B) each outstanding share of Two Harbors 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, will be automatically converted into the right to receive one share of UWM Series B Preferred Stock, par value $0.0001 per share (the “UWM Preferred Series B Stock”); and (C) each outstanding share of Two Harbors 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, will be automatically converted into the right to receive one share of UWM Series C Preferred Stock (together with the UWM Preferred Series A Stock and the UWM Preferred Series B Stock, the “UWM Preferred Stock”). Collectively, the UWM Preferred Stock and UWM Common Stock are herein referred to as the “UWM Stock.”

Under the terms of the Merger Agreement, the completion of the Merger is subject to certain customary closing conditions, including: (i) the adoption of the Merger Agreement by the affirmative vote of the holders of the outstanding shares of Two Harbors Common Stock (the “Two Harbors Stockholders”) entitled to cast a majority of all the votes entitled to be cast at the meeting of the Two Harbors Stockholders to consider the approval of the Merger and the other transactions contemplated by the Merger Agreement (the “Two Harbors Stockholders Meeting”); (ii) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (iii) compliance by the parties with their respective covenants in the Merger Agreement in all material respects; (iv) the expiration or termination of the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other specified regulatory consents or clearances; (v) the absence of any law or order prohibiting or enjoining the consummation of the Merger or that would have certain other effects; (vi) the effectiveness of a registration statement of UWM relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of UWM Stock in connection with the Merger; (vii) the shares of UWM Stock to be issued in the Merger being approved for listing on the NYSE, subject to official notice of issuance; and (viii) the absence of a material adverse effect with respect to Two Harbors or UWM on or after the date of the Merger Agreement that is continuing. Two Harbors’ obligation to consummate the Merger is also subject to the receipt by Two Harbors of an opinion of counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). UWM’s obligation to consummate the Merger is also subject to the receipt by UWM of an opinion of counsel to the effect that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) Two Harbors has been organized and operated in conformity with the requirements for qualification and taxation as a REIT.

The Board of Directors of UWM (the “UWM Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by Two Harbors’ Board of Directors (the “Two Harbors Board”), and the Two Harbors Board has resolved to recommend that the Two Harbors Stockholders approve the Merger and the other transactions contemplated by the Merger Agreement.

The Merger Agreement provides that, at the Effective Time, each restricted stock unit in respect of shares of Two Harbors Common Stock granted by Two Harbors with time-based vesting requirements (each, a “Two Harbors RSU”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically and without any action on the part of the holder thereof be cancelled and converted into only the right to receive the Common Merger Consideration with respect to each share of Two Harbors Common Stock subject to such Two Harbors RSU immediately prior to the Effective Time (without interest and less applicable withholdings) as soon as reasonably practicable (but no later than fifteen calendar days) after the Effective Time.

The Merger Agreement provides that, at the Effective Time, each performance share unit in respect of shares of Two Harbors Common Stock granted by Two Harbors with any performance-based vesting requirements (each, a “Two Harbors PSU”) that is outstanding as of immediately prior to the Effective Time will automatically and without any action on the part of the holder thereof be cancelled and converted into only the right to receive the Common Merger Consideration with respect to each share of Two Harbors Common Stock subject to such Two Harbors PSU immediately prior to the Effective Time that is earned and vested assuming achievement of the applicable performance criteria at the greater of (i) target performance and (ii) actual performance determined by the Two Harbors Board (as constituted immediately prior to the Effective Time) as if the date on which the closing of the transactions contemplated by the Merger Agreement occurs was the last day of the applicable performance period (without interest and less applicable withholdings) as soon as reasonably practicable (but no later than fifteen calendar days) after the Effective Time.

The Merger Agreement provides that, at the Effective Time, each share of restricted Two Harbors Common Stock granted by Two Harbors (each, a share of “Two Harbors Restricted Stock”) that is outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be fully vested, and each holder of such shares of Two Harbors Restricted Stock shall have the right to receive the Common Merger Consideration with respect to each share of Two Harbors Restricted Stock that so vests.  The treatment of the Two Harbors RSUs, the Two Harbors PSUs, and Two Harbors Restricted Stock under the Merger Agreement is herein referred to as the “Two Harbors Equity Treatment.”

The Merger Agreement contains customary representations, warranties and covenants made by each of UWM, Merger Sub and Two Harbors, including covenants by each of UWM and Two Harbors regarding the conduct of its business during the pendency of the transactions contemplated by the Merger Agreement and other matters. Two Harbors, its subsidiaries and its and their respective directors and officers are required, among other things, not to solicit alternative acquisition proposals and, subject to certain customary exceptions, not to engage in, authorize or knowingly permit discussions or negotiations regarding alternative acquisition proposals. The Merger Agreement also contains customary employee matters covenants, including a requirement that UWM maintain specified levels of compensation and benefits for employees for designated periods of time following the closing.

Either UWM or Two Harbors may terminate the Merger Agreement under certain specified circumstances, including (i) by mutual written consent of UWM and Two Harbors; (ii) if the Merger is not consummated by the date that is 12 months after the date of the Merger Agreement (the “End Date”); except that the End Date will automatically be successively extended to the date that is 15 months after the date of the Merger Agreement if all required applicable regulatory clearances have not been obtained by what would otherwise be the End Date but all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied) or (to the extent permitted by law) waived, (iii) if the approval of Two Harbors Stockholders is not obtained upon a vote held at a duly held Two Harbors Stockholders Meeting; (iv) any order, decree, ruling or injunction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger becomes final and nonappealable; or (v) if there is a breach by a party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which would result in the failure to satisfy one or more of the conditions for closing set forth in the Merger Agreement and has not been cured within a specified cure period. UWM may terminate the Merger Agreement under certain specified circumstances, including if the Two Harbors Board changes its recommendation with respect to the proposed Merger prior to receipt of the necessary approval of the Two Harbors Stockholders, in which instance, Two Harbors will pay UWM a termination fee of $25.35 million (the “Termination Fee”). Two Harbors may terminate the Merger Agreement under certain specified circumstances, including in order to enter into an alternative acquisition agreement constituting a Company Superior Proposal (as defined in the Merger Agreement), in which instance, Two Harbors will pay UWM the Termination Fee.

Pursuant to the Merger Agreement, UWM shall take all necessary corporate action so that upon and after the Effective Time, the size of the UWM Board is increased by one member, and one person designated by Two Harbors is appointed to the UWM Board to fill the vacancy on the UWM Board created by such increase.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about UWM, Merger Sub or Two Harbors. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by Two Harbors to UWM and a confidential disclosure letter provided by UWM to Two Harbors, in each case in connection with the signing of the Merger Agreement and in filings of the parties with the Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the parties to the Merger Agreement and are subject to standards of materiality applicable to the parties that differ from those applicable to investors. Information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in UWM’s or Two Harbors’ public disclosures. Moreover, the representations and warranties in the Merger Agreement were used for the purposes of allocating risk between UWM and Two Harbors rather than establishing matters of fact. In addition, investors are not third-party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as a characterization of the actual state of facts about UWM, Merger Sub or Two Harbors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Plan Restatement

On December 17, 2025, prior to the execution of the Merger Agreement, Two Harbors amended and restated the Two Harbors Investment Corp. Severance Benefits Plan (the “A&R Severance Plan”), effective as of December 16, 2025, to make certain clarifying revisions to the definitions of “cause” and “good reason” under the A&R Severance Plan (in each case as set forth in the A&R Severance Plan), and to prohibit termination of or amendments to the A&R Severance Plan during the two-year period following a change of control of Two Harbors, if such amendments would adversely affect employees covered by the A&R Severance Plan at the time of a change of control of Two Harbors. The consummation of the Merger is expected to constitute a “change of control” for purposes of the A&R Severance Plan. The A&R Severance Plan also provides for the reimbursement of participants’ legal fees in disputes regarding the A&R Severance Plan: (i) in the absence of absence of a change of control, if the participant is the prevailing party, and (ii) during the two-year period following a change of control, regardless of the outcome, provided the claim was not frivolous or maintained in bad faith.

The foregoing description of the A&R Severance Plan does not purport to be complete and is subject to, and qualified in its entirety by, the text of the A&R Severance Plan, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Acceleration of Certain Payments and Awards

On December 17, 2025, prior to the execution of the Merger Agreement, Two Harbors approved the payment of an annual cash incentive bonus payment in respect of the 2025 performance year for each of the following individuals: William Greenberg, Nick Letica, Rebecca Sandberg, William Dellal, Bob Rush, Alecia Hanson and Sheila Lichty (the “Accelerated Payment Recipients”), to be paid in lump sum cash payments on December 26, 2025, rather than at the time such bonuses would have otherwise been paid to similarly-situated employees in calendar year 2026. These payments are herein referred to as the “Accelerated Bonus Payments.”

On December 17, 2025, prior to the execution of the Merger Agreement, Two Harbors approved the accelerated vesting and settlement, effective as of December 17, 2025, of outstanding Two Harbors RSUs held by the Accelerated Payment Recipients that would have otherwise vested in the first fiscal quarter of 2026 (the “Accelerated RSUs”). On December 17, 2025, Two Harbors also: (i) approved an amendment, effective as of December 17, 2025, to the terms governing outstanding Two Harbors PSUs that were subject to a 2023-2025 performance period and held by the Accelerated Payment Recipients (the “Accelerated PSUs”), which amendment revised the performance period applicable to such Accelerated PSUs to end on December 16, 2025, rather than December 31, 2025; (ii) determined the extent to which performance goals applicable to such Accelerated PSUs had been achieved; and (iii) approved the accelerated vesting and settlement, as of December 17, 2025, of such Accelerated PSUs. The treatment of the Accelerated RSUs and Accelerated PSUs is herein referred to as the “Accelerated Equity Treatment.”

In connection with the foregoing, Two Harbors approved and adopted, prior to the execution of the Merger Agreement and effective as of December 17, 2025, a standard form letter agreement, to memorialize the terms of the Accelerated Bonus Payments and Accelerated Equity Treatment, and executed a copy of such letter agreement with each of the Accelerated Payment Recipients (such letter agreements, collectively, the “Accelerated Payment Agreements”).

The Accelerated Payment Agreements provide generally that the Accelerated Bonus Payments, the Accelerated RSUs and the Accelerated PSUs are subject to repayment (in a gross amount, including taxes) by the Accelerated Payment Recipient to Two Harbors: (i) with respect to the Accelerated Bonus Payments, if the Accelerated Payment Recipient’s employment terminates (other than due to a qualifying termination) before annual cash incentive bonuses are paid to other Two Harbors employees in 2026, or if it is later determined that the Accelerated Bonus Payment amount exceeded the amount that would have otherwise been paid in the ordinary course; (ii) with respect to the Accelerated RSUs, if the Accelerated Payment Recipient’s employment terminates (other than due to a qualifying termination or retirement) before the end of the original vesting period applicable to the Accelerated RSUs; and (iii) with respect to the Accelerated PSUs, if the Accelerated Payment Recipient’s employment terminates (other than due to a qualifying termination or retirement) before the date payment of the PSUs would have originally been approved, or if it is later determined that the number of Accelerated PSUs paid exceeded the number of Two Harbors PSUs that would have otherwise vested in the ordinary course. For purposes of the Accelerated Payment Agreements, a “qualifying termination” means a termination due to death, “disability,” without “cause” by Two Harbors, or for “good reason” by the Accelerated Payment Recipient, in each case as defined in the Two Harbors Investment Corp. 2021 Equity Incentive Plan (the “Equity Plan”), or the applicable award agreement thereunder. “Retirement” has the meaning given to such term in the Equity Plan.

The foregoing description of the Accelerated Payment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the text of the form of Accelerated Payment Agreement, which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

RSA Grant to William Greenberg and Approval of RSA Agreement

On December 17, 2025, prior to the execution of the Merger Agreement, Two Harbors approved and authorized a grant of Two Harbors Restricted Stock to William Greenberg (the “Greenberg RSA Grant”). The grant date for the Greenberg RSA Grant will be December 18, 2025 (the “Grant Date”), and the number of shares of Two Harbors Restricted Stock subject to the Greenberg RSA Grant will be equal to $3,500,000 divided by the closing price of a share of Two Harbors Common Stock on the Grant Date. On December 17, 2025, prior to the execution of the Merger Agreement and for purposes of effecting the Greenberg RSA Grant, Two Harbors also approved a new form of Restricted Stock Award Agreement under the Equity Plan (the “RSA Agreement”). The Greenberg RSA Grant will be subject at all times to the terms of the RSA Agreement and the Equity Plan, including the clawback and forfeiture provisions thereof, and any other clawback or forfeiture policies adopted by Two Harbors from time to time.

Pursuant to the RSA Agreement, the shares of Two Harbors Restricted Stock subject to the Greenberg RSA Grant will generally vest (subject to Mr. Greenberg’s continuous service on such dates, except as described as below) as follows: (i) on the date Mr. Greenberg files a valid election under Section 83(b) of the Internal Revenue Code, Mr. Greenberg will vest in a number of shares necessary to satisfy the applicable tax withholding obligation for the Greenberg RSA Grant; and (ii) on each of the first three anniversaries of the Grant Date, Mr. Greenberg will vest ratably in the shares of Restricted Stock that remain after the withholding obligation has been satisfied. The RSA Agreement does not provide for the vesting of partial shares. Once shares of Two Harbors Restricted Stock have vested, all restrictions applicable to such shares of Two Harbors Restricted Stock will lapse, and the covered shares of Two Harbors Common Stock will become non-forfeitable and freely transferrable, in each case as further described in the RSA Agreement.

Pursuant to the RSA Agreement, in the event of a termination for “cause” by Two Harbors or by Mr. Greenberg without “good reason” (in each case as defined in the RSA Agreement or the Equity Plan, as applicable), any shares of Two Harbors Restricted Stock subject to the Greenberg RSA Grant that are then unvested would be forfeited. In the event of a termination by Two Harbors without “cause,” by Mr. Greenberg for “good reason,” or due to Mr. Greenberg’s death or “disability” (in each case as defined in the RSA Agreement or the Equity Plan, as applicable), all shares of Two Harbors Restricted Stock subject to the Greenberg RSA Grant would fully vest. In the event of Mr. Greenberg’s retirement (as defined in the Equity Plan) on or after the date on which equity awards are ordinarily granted to Two Harbors employees in 2026, the shares of Two Harbors Restricted Stock subject to the Greenberg RSA Grant would continue to vest as if Mr. Greenberg remained in continuous service for the entire vesting period.

In the event of a change of control during the vesting period: (i) if the Greenberg RSA Grant is replaced by the resulting entity, but Mr. Greenberg is terminated without cause or resigns for good reason during the 24-month period following such change of control, the Greenberg RSA Grant would fully vest; and (ii) if the Greenberg RSA Grant is not replaced by the resulting entity, the Greenberg RSA Grant would fully vest immediately prior to such change of control. Pursuant to the terms of the Merger Agreement, at the Effective Time, the Greenberg RSA Grant (to the extent then unvested and outstanding) is expected to receive the treatment applicable to Two Harbors Restricted Stock under the Merger Agreement. The Two Harbors Equity Treatment described under Item 1.01 is incorporated herein by reference.

Pursuant to the RSA Agreement, Mr. Greenberg will have all the rights of a shareholder with respect to the shares of Two Harbors Restricted Stock, including the right to vote such shares of Two Harbors Restricted Stock and to receive cash dividends on such shares of Two Harbors Restricted Stock, provided that any dividends will be paid in a single cash lump sum on or before the last day of the calendar quarter in which the dividend payment occurs. The RSA Agreement provides that Two Harbors will automatically withhold the delivery of vested shares of Two Harbors Restricted Stock or cash, as applicable, to the extent necessary to satisfy applicable tax withholding obligations on the shares of Two Harbors Restricted Stock and cash dividend payments, respectively, and that Two Harbors may also make withholdings from other payments due to Mr. Greenberg, in each case as further described in the RSA Agreement.

The foregoing description of the RSA Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the form RSA Agreement, which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

The decision to make the Accelerated Bonus Payments, to accelerate the vesting and settlement of the Accelerated RSUs and the Accelerated PSUs, and to provide the Greenberg RSA Grant (which was made in lieu of awards that otherwise may have been granted to Mr. Greenberg in 2026) was made for tax planning purposes.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of December 17, 2025, by and among UWM Holdings Corporation, UWM Acquisitions 1, LLC and Two Harbors Investment Corp.
10.1	Two Harbors Investment Corp. Severance Benefits Plan (Amended & Restated Effective December 16, 2025)
10.2	Form of Accelerated Payment Agreement
10.3	Form of Restricted Stock Award Agreement
104	Cover Page Interactive Data File, formatted in Inline XBRL

†	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Two Harbors agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon its request.

FORWARD-LOOKING STATEMENTS

This Form 8-K may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the benefits and synergies of the proposed Merger; pro forma descriptions of the combined company and its operations, integration and transition plans, synergies and anticipated future performance; future opportunities for the combined company; Two Harbors’ and UWM’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed Merger, the issuance of UWM Stock in connection with the proposed Merger; the expected filing by UWM with the SEC of a registration statement on Form S-4 (the “Registration Statement”) and a proxy statement / prospectus be included therein; the ability of the parties to complete the proposed Merger considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Two Harbors or UWM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “could,” “may,” “foresee,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Two Harbors’ and UWM’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although Two Harbors and UWM believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the companies can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include, among other things: the expected timing and likelihood of completion of the proposed Merger; the ability to successfully integrate the businesses; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Merger; the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed Merger, including stockholder approval by Two Harbors’ stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed Merger in a timely manner or at all; risks relating to the value of the UWM securities to be issued in the proposed Merger; risks related to disruption of management’s attention from ongoing business operations due to the proposed Merger; the risk that any announcements relating to the proposed Merger could have adverse effects on the market price of common stock of UWM or Two Harbors; the risk that the proposed Merger and its announcement could have an adverse effect on the ability of Two Harbors and UWM to retain and hire key personnel and the effect on the operating results and businesses of Two Harbors and UWM generally; the outcome of any legal proceedings relating to the proposed Merger; including stockholder litigation in connection with the proposed Merger; the risk that restrictions during the pendency of the proposed Merger may impact Two Harbors’ or UWM’s ability to pursue certain business opportunities or strategic transactions; that Two Harbors or UWM may be adversely affected by other economic, business or competitive factors; changes in future loan production; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of Two Harbors or UWM. All such factors are difficult to predict and are beyond the control of Two Harbors and UWM, including those detailed in Two Harbors’ annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on Two Harbors’ website at www.twoinv.com/investors and on the SEC’s website at www.sec.gov, and those detailed in UWM’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on UWM’s website at https://investors.uwm.com/ and on the SEC’s website at www.sec.gov.

Each of the forward-looking statements of Two Harbors or UWM are based on assumptions that Two Harbors or UWM, as applicable, believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Two Harbors nor UWM undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Merger, UWM will file with the SEC the Registration Statement that will include a preliminary proxy statement of Two Harbors and that will also constitute a prospectus of UWM. The proposed Merger will be submitted to the stockholders of Two Harbors for their approval. Two Harbors and UWM may also file other documents with the SEC regarding the proposed Merger. UWM may not sell the common or preferred stock referenced in the preliminary proxy statement / prospectus until the Registration Statement filed with the SEC becomes effective. The preliminary proxy statement / prospectus and this communication are not offers to sell UWM securities, are not soliciting an offer to buy UWM securities in any state where the offer and sale is not permitted and are not a solicitation of any vote or approval. The definitive proxy statement / prospectus will be sent to the stockholders of Two Harbors. This document is not a substitute for the Registration Statement and proxy statement / prospectus that will be filed with the SEC or any other documents that Two Harbors or UWM may file with the SEC or send to stockholders of Two Harbors in connection with the proposed Merger. INVESTORS AND SECURITYHOLDERS OF TWO HARBORS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT / PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and securityholders may obtain a free copy of the Registration Statement and the proxy statement / prospectus (when available) and all other documents filed or that will be filed with the SEC by Two Harbors or UWM on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Two Harbors will be made available free of charge on Two Harbors’ website at www.twoinv.com/investors or by directing a request to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations. Copies of documents filed with the SEC by UWM will be made available free of charge on UWM's website at investors.uwm.com or by directing a request to: UWM Holdings Corporation, 585 South Boulevard E. Pontiac, Michigan, 48341, Attention: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Two Harbors, UWM and their directors, executive officers and certain other members of management and employees of Two Harbors and UWM may be deemed to be “participants” in the solicitation of proxies from the stockholders of Two Harbors in connection with the proposed Merger. Securityholders can find information about Two Harbors and its directors and executive officers and their ownership of Two Harbors Common Stock in Two Harbors’ annual report on Form 10-K for the fiscal year ended December 31, 2024 and in its definitive proxy statement relating to its 2025 annual meeting of stockholders filed with the SEC on April 2, 2025 (the “Two Harbors 2025 Proxy”). Please refer to the sections captioned “Compensation Discussion and Analysis”, “Summary Compensation Table”, “Stock Ownership” and “Proposal 2: Advisory Vote Relating to Executive Compensation” in the Two Harbors 2025 Proxy. Any changes in the holdings of Two Harbors’ securities by its directors or executive officers from the amounts described in the Two Harbors 2025 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Two Harbors 2025 Proxy and are available on the SEC’s website at www.sec.gov. Information regarding UWM’s directors and executive officers is available in UWM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in its definitive proxy statement relating to its 2025 annual meeting of stockholders filed with the SEC on April 25, 2025 (the “UWM 2025 Proxy”). Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWM 2025 Proxy. Any changes in the holdings of UWM’s securities by its directors or executive officers from the amounts described in the UWM 2025 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWM 2025 Proxy and are available on the SEC’s website at www.sec.gov. Additional information regarding the interests of such individuals in the proposed Merger will be included in the proxy statement / prospectus relating to the proposed Merger when it is filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Chief Legal Officer and Secretary

Date: December 17, 2025